UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 1.01 Entry into a Material Definitive Agreement

As reported on our Current Report on Form 8-K dated January 26, 2017 (the “2017 Form 8-K”), in January 2017 EP Energy E&P Company, L.P. (the “Company”), a subsidiary of EP Energy Corporation, entered into a Participation and Development Agreement (the “PDA”) with Wolfcamp DrillCo Operating L.P. (the “Investor”), a company managed and controlled by an affiliate of Apollo Global Management, LLC, to fund future oil and natural gas development in the Permian basin.  Subsequently, Access Industries acquired an indirect minority ownership interest in the Investor and therefore is also indirectly responsible for funding a portion of the Investor’s capital commitment.  Pursuant to the PDA, the Investor agreed to fund 60 percent of the estimated drilling, completion and equipping costs in the joint venture wells, which was divided into two approximately $225 million investment tranches, in exchange for a 50 percent working interest.  Once the Investor achieves a 12 percent internal rate of return on its invested capital in each tranche, its working interest reverts to 15 percent. Since January 2017, we have recovered approximately $215 million in capital costs from the Investor related to the first tranche, which we expect to complete in the second half of 2018.

On April 27, 2018, the Company and the Investor amended the PDA (the “Amended PDA”) to direct the development area for the second tranche from the Permian to the Eagle Ford (the “Second Tranche Development”), under the same economic terms set forth above.  The Amended PDA was approved by our board of directors, excluding any members who are affiliated with Investor or otherwise would have an interest in the transactions, and a sub-committee of the Governance and Nominating Committee of the board of directors. Such sub-committee of the Governance and Nominating Committee of the board of directors was advised by independent legal and financial advisors.

The Second Tranche Development will be developed pursuant to two phases.  The initial phase (the “Second Tranche Phase One”) will consist of 34 wells located within the areas of the Eagle Ford designated for the Second Tranche Development. The Company expects that the Second Tranche Phase One will be completed in 2019.  The Company will operate each well jointly developed pursuant to the Amended PDA (each, a “Farmout Well”).

Following the drilling of the last Farmout Well in the Second Tranche Phase One, the Company will propose a second phase of the Second Tranche Development (the “Second Tranche Phase Two”), such Second Tranche Phase Two to be sized such that the Investor’s share of drilling, completion and equipping costs associated with the Second Tranche Development will not exceed $225 million. The Investor has 60 days to approve or reject the proposed Second Tranche Phase Two. If the Investor rejects the Second Tranche Phase Two, the Company will be permitted to proceed with such wells, if it elects to do so, without the Investor’s participation.

Except as otherwise specified above, all material terms of the PDA, as set forth in the 2017 Form 8-K, remain in full force and effect.

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Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
#2.1	Amended and Restated Participation and Development Agreement, dated as of April 27, 2018, by and among EP Energy E&P Company, L.P. and Wolfcamp DrillCo Operating L.P.

#                                         Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of these exhibits and schedules is included after the table of contents in the Amended and Restated Participation and Development Agreement. The Company agrees to furnish a supplemental copy of any such omitted exhibit or schedule to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date:  May 3, 2018

EP ENERGY CORPORATION

By:	/s/ Kyle A. McCuen
Kyle A. McCuen
Senior Vice President, Chief Financial Officer
and Treasurer

EP ENERGY LLC

By:	/s/ Kyle A. McCuen
Kyle A. McCuen
Senior Vice President, Chief Financial Officer
and Treasurer

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